UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2013

MRI INTERVENTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54575	58-2394628
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Commerce Square, Suite 2550 Memphis, Tennessee		38103
(Address of principal executive offices)		(Zip Code)
(901) 522-9300
(Registrant's telephone number, including area code) (Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Resignation of Director for Any Reason Other than Disagreement with the Company.

On April 10, 2013, Bruce C. Conway notified us of his resignation as a member of the Board of Directors (the “Board”) of MRI Interventions, Inc. (the “Company”), effective April 12, 2013. Prior to his resignation, Mr. Conway also served as a member on the Board’s Compensation Committee. Mr. Conway elected to step down from the Board simply to give a new director candidate, Philip A. Pizzo, M.D., the opportunity to serve on the Company’s Board, believing that the addition of Dr. Pizzo, with his extensive leadership experience, knowledge and skills in the medical field, would provide for a stronger and more effective Board. Accordingly, Mr. Conway’s resignation was not the result of any disagreement with the Company, its management or its operations, policies or practices.

In recognition of the contributions made by Mr. Conway as a director of the Company, the Board’s Compensation Committee accelerated the vesting of the 45,000 shares subject to the stock option awarded to Mr. Conway, in his capacity as a member of the Board, on April 13, 2012. Such stock option was granted under the Company’s 2012 Incentive Compensation Plan.

(d)	Election of New Director.

On April 12, 2013, the Board, upon recommendation of the Corporate Governance and Nominating Committee, elected Dr. Pizzo to serve as a director of the Company until the 2013 annual meeting of stockholders and until his successor is duly elected and qualified or until his earlier death, resignation, disqualification or removal. Dr. Pizzo was also appointed to the Compensation Committee of the Board, effective immediately upon his election to the Board.

Dr. Pizzo served as Dean of the Stanford School of Medicine from April 2001 to December 1, 2012, where he was also the Carl and Elizabeth Naumann Professor of Pediatrics and of Microbiology and Immunology. Dr. Pizzo has devoted much of his distinguished medical career to the diagnosis, management, prevention and treatment of childhood cancers and the infectious complications that occur in children whose immune systems are compromised by cancer and AIDS. He has also been a leader in academic medicine, championing programs and policies to improve the future of science, education and healthcare in the United States and beyond. Before joining Stanford, Dr. Pizzo was the physician-in-chief of Children’s Hospital in Boston and chair of the Department of Pediatrics at Harvard Medical School from 1996 to 2001. He is the author of more than 500 scientific articles and 16 books and monographs. The Company believes Dr. Pizzo offers a deep understanding of medical sciences and innovation, as well as physicians and other health care providers who are central to the use and development of the Company’s products.

In accordance with the Company’s Non-Employee Director Compensation Plan (the “Director Compensation Plan”), Dr. Pizzo is entitled to receive a $15,000 annual retainer for service as a Board member, a $1,000 fee per Board meeting attended in person and a $500 fee per Board meeting attended via telephone. Additionally, Dr. Pizzo will receive a supplemental annual retainer of $3,000 for service as a member of the Compensation Committee.

On April 12, 2013, in connection with his election to the Board and pursuant to the terms of the Director Compensation Plan, Dr. Pizzo was granted an option to purchase 45,000 shares of the Company’s common stock. The shares subject to such stock option will vest in equal annual installments over three years. In addition, pursuant to the Director Compensation Plan, on the day following each annual meeting of stockholders in which he is elected or is then serving as a director, Dr. Pizzo will receive an option to purchase 20,000 shares of the Company’s common stock. Such stock options will vest on the earlier of the first anniversary of the grant date or the day immediately preceding the next annual meeting of stockholders.

The Company also entered into its standard form of indemnification agreement with Dr. Pizzo (the “Indemnification Agreement”), effective upon his election to the Board. The Indemnification Agreement provides, among other things, that the Company will indemnify the director, under the circumstances and to the extent provided for therein, for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as a director of the Company, any of subsidiary of the Company or any other company or enterprise to which the he provides services at the Company’s request. The foregoing description of the terms and conditions of the Indemnification Agreement is only a summary and is qualified in its entirety by the full text of the Indemnification Agreement, the form of which was previously filed as Exhibit 10.8 to the Company’s General Form for Registration of Securities on Form 10, as originally filed on December 28, 2011, and is incorporated herein by reference.

There are no arrangements or understandings between Dr. Pizzo and any other persons pursuant to which he was elected as a director of the Company. There are no family relationships between Dr. Pizzo and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Dr. Pizzo and the Company.

Item 7.01.     Regulation FD Disclosure.

On April 16, 2013, the Company issued a press release announcing the election of Dr. Pizzo to the Company's Board. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01.     Financial Statements and Exhibits.

(d)     Exhibits.

The following exhibits are filed pursuant to Item 9.01:

Exhibit No.	Description

10.1

Form of Indemnification Agreement, previously filed as Exhibit 10.8 to the Company’s General Form for Registration of Securities on Form 10, as originally filed on December 28, 2011, and incorporated herein by reference

10.2

Non-Employee Director Compensation Plan, previously filed as Exhibit 10.48 to the Company’s Registration Statement on Form S-1, as originally filed on February 11, 2013, and incorporated herein by reference

99.1	Press release of the Company dated April 16, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MRI INTERVENTIONS, INC.

By:	/s/ Oscar L. Thomas
Oscar L. Thomas Vice President, Business Affairs

Date: April 16, 2013